
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus I
Financial Statements for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      30,044,061
<SECURITIES>                                 3,624,459
<RECEIVABLES>                                  197,709<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               229,134
<PP&E>                                               0<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                              34,095,363
<CURRENT-LIABILITIES>                          152,585
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    33,764,964<F3>
<OTHER-SE>                                     177,814<F4>
<TOTAL-LIABILITY-AND-EQUITY>                34,095,363
<SALES>                                              0
<TOTAL-REVENUES>                               934,780<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               442,373<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              2,930,843<F2>
<CHANGES>                                            0
<NET-INCOME>                                 3,423,250<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>The Partnership's properties were sold on January 30, 1998 to unaffilated third parties.  The total selling price of the fourteen properties sold was
$138,000,000, of which the Partnership received $31,247,100, less closing costs of $1,061,415.  For financial reporting purposes, the Partnership realized a gain of $2,930,843 on the sale.
<F3>Deficit of the General Partners of ($285,655) and equity of Limited Partners of
$34,050,619.
<F4>Unrealized holding gain on MBS.
<F5>Includes all revenue of the Partnership.
<F6>Includes all expenses of the Partnership.
<F7>Net income allocated $9,848 to the General Partners and $3,413,402 to the
Limited Partners.

